Phoenix Technologies Ltd. Elects New Chairman of the Board of Directors

MILPITAS, CA: January 25, 2008 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the global leader in core systems firmware, today announced the appointment of Michael (Mike) Clair as the Chairman of the Board, effective January 25, 2008. Dale Fuller, who has led the board effectively since February 2007, will continue to serve as a director of the Company and as a member of its audit committee.

During the period of Mr. Fuller’s chairmanship, the Company was restored to profitability, significantly upgraded its governance practices and launched important new products. “We greatly appreciate the leadership and insight Dale has provided in his role as Chairman during this definitional period of restructuring, turnaround and innovation,” said Woody Hobbs, President & CEO of Phoenix Technologies. “Dale was instrumental in driving the Company’s strategic direction and providing critical advice in a period of transformation that resulted in a significant turnaround and set us on a course for growth in the coming years.”

“I am pleased that Mike Clair has now assumed the role of Chairman of the Board and will provide us with additional guidance as we drive our new, innovative PC 3.0™ products into the market. We are radically transforming the user experience for portable computing, and Mike’s proven leadership in the mobile industry, together with his deep understanding of technology products and how they are sold, make him the ideal candidate to lead Phoenix into this exciting growth phase,” said Hobbs.

Mr. Clair has been an active member of the Board since August 2007. He is a technology investor, board member and consultant for a number of Silicon Valley companies with significant experience in launching many industry-leading initiatives. From 1996 until its sale to Nokia in 2006, Mr. Clair was Chairman of the Board of Intellisync Corporation. Mr. Clair was responsible for the management, development and launch of new business units, products and services as a senior and executive management team member at Tymshare Inc., ROLM Corporation and SynOptics Communications, Inc., which he co-founded. He holds a B.S. in Business and Finance and an MBA from the State University of New York at Buffalo.

About Phoenix Technologies

Phoenix Technologies Ltd. (Nasdaq: PTEC) is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The PC industry’s top builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions that will help them differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products, AwardCore, SecureCore, FailSafe and HyperSpace, are revolutionizing the PC user experience by delivering unprecedented security, reliability and ease-of-use. The Company established industry leadership with its original BIOS product in 1983, has 155 technology patents and 139 pending applications, and has shipped in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com

Phoenix, Phoenix Technologies, Phoenix FailSafe, HyperSpace, HyperCore, PC 3.0 and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.

Safe Harbor

The statements set forth above include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the Company’s future growth and new products. These statements involve risk and uncertainties, including: our dependence on key customers; our ability to successfully enhance existing products and develop and market our new products and technologies; our ability to remain profitable; our ability to meet our capital requirements in the long-term and maintain positive cash flow from operations; our ability to attract and retain key personnel; product and price competition in our industry and the markets in which we operate; our ability to successfully compete in new markets where we do not have significant prior experience; end-user demand for products incorporating our products; the ability of our customers to introduce and market new products that incorporate our products; risks associated with any acquisition strategy that we might employ; results of litigation; failure to protect our intellectual property rights; changes in our relationship with leading software and semiconductor companies; the rate of adoption of new operating system and microprocessor design technology; risks associated with our international sales and operating internationally; whether future restructurings become necessary; trends regarding the use of the x86 microprocessor architecture for personal computers and other digital devices; and changes in our effective tax rates. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this document are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

Contact:

Shauli Chaudhuri
Phoenix Technologies Ltd.
Tel. +1 408 570 1060
public_relations@phoenix.com

SOURCE: Phoenix Technologies Ltd.